[Logo] SF Partnership, LLP

                                                           Chartered Accountants



                                                     April 17, 2006





David Levenson
7947 Turncrest Drive
Potomac, Maryland
20854

Attention: Mr. David Levenson


                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of MB Tech Inc. financial statements for the years ended December 31, 2004 and December 31, 2005 and our auditors report dated March 16, 2006 appearing on the Form 10-KSB of MB Tech Inc.


                                                   Yours very truly,

                                                   /s/ SF Partnership, LLP

                                                   SF Partnership, LLP









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